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                                                                   EXHIBIT 10.18

                          EXECUTIVE SEVERANCE AGREEMENT

      This Amended and Restated EXECUTIVE SEVERANCE AGREEMENT ("Agreement") is dated as of DECEMBER 17, 2003 (the "Effective Date"). The parties to this Agreement ("Parties") are PANHANDLE STATE BANK ("PSB"), and DOUG WRIGHT ("Executive"). This Agreement has been ratified by INTERMOUNTAIN COMMUNITY BANCORP ("IMCB"), the parent company of PSB.

A. Executive is employed by PSB in a managerial capacity, presently holding the position of EXECUTIVE VICE PRESIDENT & CHIEF OPERATING OFFICER, PANHANDLE STATE BANK.

B. PSB wishes to ensure the continued availability of Executive's services in the event of a change in the control of PSB, thereby allowing PSB to maximize the benefits obtainable from any such change. To that end, PSB desires to provide incentive for Executive's continued employment with PSB.

NOW THEREFORE, PSB and Executive agree as follows:

                                    AGREEMENT

1. EFFECTIVE DATE AND TERM. As of the Effective Date, this Agreement shall be a binding obligation of the parties, not subject to revocation or amendment except by mutual consent or in accordance with its terms. The term of this Agreement ("Term") shall commence as of the Effective Date and shall expire upon Executive's termination of employment with PSB. Notwithstanding the preceding, if a definitive agreement providing for a Change in Control (defined below) is entered into (i) on or before the expiration of the Term or (ii) within twelve (12) months after Executive's involuntary termination other than for Cause, Disability, Retirement or death, then expiration of such Term shall be extended through the Severance Protection Period (defined below).

2. COMMITMENT OF EXECUTIVE. In the event that any person extends any proposal or offer which is intended to or may result in a Change in Control, defined below (a "Change in Control Proposal"), Executive shall, at PSB's request, assist PSB and/or IMCB in evaluating such proposal or offer. Further, as a condition to receipt of the Severance Payment (defined below), Executive agrees not to voluntarily resign (including resignation for Good Reason) Executive's position with PSB during any period from the receipt of a specific Change in Control Proposal up to the consummation or abandonment of the transaction contemplated by such Proposal.

3.    SEVERANCE PAYMENT.

            a) Payment Events. Subject to the requirements of Section 2 of this Agreement, in the event of involuntary termination of Executive's employment with PSB, other than for Cause, Disability, Retirement,

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                  (each defined below) or death, or in the event of voluntary termination for Good Reason (defined below), (i) within the Severance Protection Period after a Change in Control, or (ii) within twelve (12) months before a definitive agreement providing for a Change in Control is entered into, PSB will pay Executive a severance payment in the amount determined pursuant to the next section ("Severance Payment"), payable on the later of the date of termination or the effective date of the Change in Control. The "Severance Protection Period" shall be the period beginning on the effective date of the Change of Control and continuing thereafter for twenty-four (24) months.

            b) Amount of Payment. The Severance Payment shall be an amount equal to two (2) times the average of the total base compensation and short term bonus payments received by Executive for each of the two most recent calendar years.

            c) Limitation on Payment. Notwithstanding anything in this Agreement to the contrary, the Severance Payment shall not exceed an amount equal to One Dollar ($1.00) less that the amount which would cause the payment, together with any other payments received from PSB and/or IMCB to be a "parachute payment" as defined in Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended.

4.    DEFINITIONS

            a)    IMCB. "IMCB" means Intermountain Community Bancorp.

            b) PSB. "PSB" means Panhandle State Bank. PSB is a wholly owned subsidiary of IMCB.

            c)    Cause. "Cause means any one or more of the following:

                        1) Willful misfeasance or gross negligence in the performance of Executive's duties;

                        2) Conviction of a crime in connection with such duties; or

                        3) Conduct demonstrably and significantly harmful to the financial condition of the PSB and/or IMCB.

            c) Change in Control. "Change in Control" shall mean any of the following:

                        1) Merger. IMCB merges into or consolidates with another corporation, or merges another corporation into IMCB, and as a result less than 50% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of IMCB's voting securities immediately before the merger or consolidation;

                        2) Acquisition of Significant Share Ownership. A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the

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                              schedule discloses that the filing person or
                              persons acting in concert has or have become the beneficial owner of 25% or more of a class of IMCB's voting securities, or if IMCB does not then have equity securities registered under section 12 of the Securities Exchange Act of 1934 a person or group acting in concert has or have become the beneficial owner of 25% or more of a class of IMCB's voting securities, but this paragraph (2) shall not apply to beneficial ownership of voting shares of IMCB held in a fiduciary capacity by an entity in which IMCB directly or indirectly beneficially owns 50% or more of the outstanding voting securities;

                        3) Change in Board Composition. During any period of two consecutive years, individuals who constitute IMCB's board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that -- for purposes of this paragraph (c) -- each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

                        4) Sale of Assets. IMCB sells to a third party all or substantially all of IMCB's assets. For this purpose, sale of all or substantially all of IMCB's assets includes sale of the shares or assets of the PSB alone.

            d) Change in Control Proposal. "Change in Control Proposal" has the meaning assigned in Section 2 of this Agreement.

            e) Disability. "Disability" means a physical or mental impairment which renders Executive incapable of substantially performing the essential functions of such Executive's position, and which is expected to continue rendering Executive so incapable for the reasonably foreseeable future, with or without reasonable accommodation.

            f) Retirement. "Retirement" shall mean voluntary termination by Executive in accordance with PSB's retirement policies, including early retirement, if applicable to their salaried employees.

            g)    Good Reason. "Good Reason" shall mean any of the following:

                        1) Substantial diminution of the Executive's duties compared to the Executive's duties prior to the Change in Control;

                        2) Substantial diminution of the Executive's compensation compared to the Executive's compensation prior to the Change in Control;

                        3) Significant relocation, where Significant means a change of more than 60 miles (one way) in the Executive's commute if the Executive does not agree to move.

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5.    NOT AN EMPLOYMENT AGREEMENT. Nothing in this Agreement, express or implied, is intended to confer upon Executive the right to employment with PSB. Accordingly, except with respect to the Severance Payment, this Agreement shall have no effect on the determination of any compensation payable by PSB to Executive, or upon any of the other terms of Executive's employment with PSB. The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to Executive upon a termination of employment with PSB pursuant to employee benefit plans of PSB or otherwise.

6. WITHHOLDING. All payments required to be made by PSB hereunder to Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as PSB may reasonably determine should be withheld pursuant to any applicable law or regulation.

7. ASSIGNABILITY. PSB may assign the Agreement and its rights hereunder in whole, but not in part, to any corporation, bank or other entity with or into which PSB may hereafter merge or consolidate or to which PSB may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of PSB hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights hereunder. Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

8. ENTIRE AGREEMENT. This agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes all prior agreements, including that certain agreement between Executive and PSB dated May 31, 2002. Accordingly, Executive specifically waives the terms of and all of Executive's rights under any severance provisions of any employment and/or change-in-control agreements, whether written or oral, previously entered into with PSB and/or IMCB.

9.    GENERAL PROVISIONS.

            a) Choice of Law. This Agreement is made with reference to and is intended to be construed in accordance with the laws of the State of Idaho.

            b) Arbitration. Any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach hereof, shall, upon the request of any party involved, be submitted to, and settled by, arbitration pursuant to the rules then in effect of the American Arbitration Association (or under any other form of arbitration mutually acceptable to the parties so involved). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum having jurisdiction. The arbitrator shall render a written decision, naming the substantially prevailing party in the action, and shall award such party all costs and expenses incurred, including reasonable attorneys' fees.

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            c)    Attorney Fees. In the event of any breach of or default under this Agreement which results in either party incurring attorney or other fees, costs or expenses (including in arbitration), the prevailing party shall be entitled to recover from the non-prevailing party any and all such fees, costs and expenses, including attorneys' fees.

            d) Successors. This Agreement shall bind and inure to the benefit of the Parties and each of their respective affiliates, legal representatives, heirs, successors and assigns.

            e) Amendment. This Agreement may be amended only in a writing signed by the Parties.

            f) Headings. The headings of sections of this Agreement have been included for convenience of reference only. They shall not be construed to modify or otherwise affect in any respect any of the provisions of the Agreement.

EXECUTED by each of the Parties effective as of the date first stated above.

PSB                                         Executive
Panhandle State Bank                        Executive Vice President &
                                            Chief Operating Officer

By: /s/ Curt Hecker                         /s/ Doug Wright
    --------------------------              ------------------
    Curt Hecker, CEO        Date            Doug Wright     Date

AGREED TO AND RATIFIED by:

IMCB
Intermountain Community Bancorp

By: /s/ Curt Hecker
   -------------------
     Curt Hecker
     President & CEO   Date

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                              AMENDMENT NUMBER ONE
                      OF THE EXECUTIVE SEVERANCE AGREEMENT

      This AMENDMENT NUMBER ONE OF THE EXECUTIVE SEVERANCE AGREEMENT (this "Amendment") is dated as of this 4th day of March, 2005 by and among Douglas Wright, Executive Vice President and Chief Financial Officer (the "Executive") of Intermountain Community Bancorp, Inc., an Idaho corporation ("Intermountain"), and Panhandle State Bank, an Idaho bank and wholly owned subsidiary of Intermountain (the "Bank").

      WHEREAS, the Executive, Intermountain, and the Bank entered into an Executive Severance Agreement dated as of December 17, 2003, which provides for payment of severance to the Executive if he is terminated involuntarily but without cause within 24 months after a change in control or within 12 months before a definitive agreement for a change in control is entered into, or if the executive voluntarily terminates his employment for good reason during those periods,

      WHEREAS, the parties desire now to amend certain provisions of the December 17, 2003 Executive Severance Agreement, consistent with the terms of section 9(e) of that agreement, and

      WHEREAS, the parties intend that the amendments of the December 17, 2003 Executive Severance Agreement made by this Amendment shall become effective immediately, and that the December 17, 2003 Executive Severance Agreement shall, as amended, remain in full force and effect according to its terms.

      NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

      1. DELETION OF THE ARBITRATION CLAUSE AND LEGAL FEE CLAUSE IN SECTIONS 9(b) AND 9(c); REPLACEMENT WITH A NEW LEGAL FEE REIMBURSEMENT CLAUSE. Paragraph
(b) of section 9 of the December 17, 2003 Executive Severance Agreement, captioned "Arbitration," and paragraph (c) of section 9, captioned "Attorney Fees," shall be deleted in their entirety and replaced by a new paragraph (b), captioned "Payment of Legal Fees." The deleted paragraphs (b) and (c) are as follows -

      b) Arbitration. Any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach hereof, shall, upon the request of any party involved, be submitted to, and settled by, arbitration pursuant to the rules then in effect of the American Arbitration Association (or under any other form of arbitration mutually acceptable to the parties so involved). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum having jurisdiction. The arbitrator shall render a written decision, naming the substantially prevailing party in the action, and shall award such party all costs and expenses incurred, including reasonable attorneys' fees.

      c) Attorney Fees. In the event of any breach of or default under this Agreement which results in either party incurring attorney or other fees, costs or expenses (including in arbitration), the

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            prevailing party shall be entitled to recover from the
            non-prevailing party any and all such fees, costs and expenses, including attorneys' fees.

      The deleted paragraphs (b) and (c) of section 9 shall be replaced by new paragraph (b), as follows -

      b) Payment of Legal Fees. PSB and IMCB are aware that after a Change in Control management could cause or attempt to cause PSB and IMCB to refuse to comply with the obligations under this Agreement, or could institute or cause or attempt to cause PSB or IMCB to institute litigation seeking to have this Agreement declared unenforceable, or could take or attempt to take other action to deny Executive the benefits intended under this Agreement. In these circumstances the purpose of this Agreement would be frustrated. It is PSB's and IMCB's intention that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement, whether by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be granted to the Executive hereunder. It is PSB's and IMCB's intention that the Executive not be forced to negotiate settlement of his rights under this Agreement under threat of incurring expenses. Accordingly, if after a Change in Control occurs it appears to the Executive that (a) either of PSB or IMCB has failed to comply with any of its obligations under this Agreement, or (b) either of PSB or IMCB or any other person has taken any action to declare this Agreement void or unenforceable, or instituted any litigation or other legal action designed to deny, diminish, or to recover from the Executive the benefits intended to be provided to the Executive hereunder, PSB and IMCB irrevocably authorize the Executive from time to time to retain counsel of his choice, at PSB's and IMCB's expense as provided in this paragraph
            (b), to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against PSB or IMCB or any director, officer, stockholder, or other person affiliated with PSB or IMCB, in any jurisdiction. Notwithstanding any existing or previous attorney-client relationship between PSB or IMCB and any counsel chosen by the Executive under this paragraph (b), PSB and IMCB irrevocably consent to the Executive entering into an attorney-client relationship with that counsel, and PSB and IMCB and the Executive agree that a confidential relationship shall exist between the Executive and that counsel. The fees and expenses of counsel selected from time to time by the Executive as provided in this section shall be paid or reimbursed to the Executive by PSB or IMCB on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel's customary practices, up to a maximum aggregate amount of $300,000, whether suit be brought or not, and whether or not incurred in trial, bankruptcy, or appellate proceedings. PSB's and IMCB's obligation to pay the Executive's legal fees provided by this paragraph (b) operates separately from and in addition to any legal fee reimbursement obligation PSB or IMCB may have with the Executive under any separate severance, employment, salary continuation, or other agreement. Anything in this paragraph (b) to the contrary notwithstanding however, PSB and IMCB shall not be required to pay or reimburse the Executive's legal expenses if doing so would violate section 18(k) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)] and Rule 359.3 of the Federal Deposit Insurance Corporation [12 CFR 359.3].

      Paragraphs (d) through (f) of section 9 of the December 17, 2003 Executive Severance Agreement shall remain in full force and effect, except that they shall be redesignated paragraphs (c) through (e).

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      2. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of will be deemed an original, but all of which taken together will constitute one and the same document.

      IN WITNESS WHEREOF, this Amendment Number One of the Executive Severance Agreement has been executed by Douglas Wright, Intermountain Community Bancorp, Inc., and Panhandle State Bank as of the date first written above.

EXECUTIVE                                PANHANDLE STATE BANK

/s/ Douglas Wright                       By: /s/ Curt Hecker
---------------------                        --------------------------
Douglas Wright                               Curt Hecker
                                         Its: Chief Executive Officer

                                         INTERMOUNTAIN COMMUNITY BANCORP, INC.

                                         By: /s/ Curt Hecker
                                             -----------------
                                             Curt Hecker
                                         Its: President and Chief Executive
                                              Officer